UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Innovatus Loan and Security Agreement

On June 1, 2022, Eiger BioPharmaceuticals, Inc. (the “Company”) and its domestic subsidiaries (together with the Company, the “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP, as the collateral agent and as a lender (the “Lender”), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate principal amount of $75.0 million in a series of term loans. On June 1, 2021, the Borrower borrowed $40.0 million from the Lender (the “Term A Loan”).

Under the terms of the Loan Agreement, the Borrower may, at its sole discretion, borrow from the Lender an additional (i) up to $17.50 million term loan (the “Term B Loan”), which will be made available to the Borrower during the period commencing on the later of (a) the achievement of certain clinical and regulatory milestone events related to the Company’s product candidate Lonafarnib for treatment of Hepatitis Delta Virus (“HDV”) or the Company’s product candidate Peginterferon Lambda for treatment of HDV and (b) November 1, 2022 and ending on the earlier of (a) June 30, 2024 and (b) the occurrence of an event of default under the Loan Agreement (unless such event of default is waived) and (ii) up to $17.50 million term loan ((the “Term C Loan”), and together with Term A Loan, and Term B Loan, collectively, the “Term Loans”), which will be made available to the Borrower during the period commencing on the later of (a) the achievement of certain clinical and regulatory milestone events related to the Company’s product candidate Lonafarnib for treatment of HDV or any other product candidate of the Company and (b) November 1, 2022 until the earlier of (a) June 30, 2024 and (b) the occurrence of an event of default under the Loan Agreement (unless such event of default is waived).

The Borrower may use the proceeds from the Term Loans solely for working capital, general corporate purposes and to fund its general business requirements. The Borrower’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of the Borrower’s current and future assets, including its intellectual property, subject to agreed exceptions.

All of the Term Loans mature on August 31, 2027 (the “Maturity Date”) and will be payable on an interest-only basis through July 1, 2027 (the “Amortization Date”). The Term Loans will bear interest at a floating per annum rate equal to the sum of (i) the greater of (a) the Prime Rate published in the Money Rates section of the Wall Street Journal (or any successor thereto) and (b) 3.50% plus (ii) 3.75%; provided that, at the election of the Borrower, up to 2.25% of such rate shall be payable in-kind until the third anniversary of the closing date.

The Borrower will be required to make a final payment of 6.50% of the principal amount of all Term Loans borrowed, payable on the earliest of (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of the Term Loans. The Borrower will be obligated to pay a prepayment fee equal to (i) 3.00% of the applicable Term Loan prepaid on or before the first anniversary of the applicable funding date, (ii) 2.00% of the applicable Term Loan prepaid on or before the second anniversary of the applicable funding date, and (iii) 1.00% of the applicable Term Loan prepaid on or before the third anniversary of the applicable funding date, and (iv) 0.00% of the applicable Term Loan prepaid thereafter and prior to the Maturity Date (each, a “Prepayment Fee”).

While any amounts are outstanding under the Loan Agreement, the Borrower is subject to a number of affirmative and restrictive covenants, including covenants regarding dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. The Borrower is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including but not limited to the Borrower’s failure to satisfy its payment obligations under the Loan Agreement, the breach of certain of its other covenants under the Loan Agreement, or the occurrence of a material adverse change, the collateral agent will have the right, among other remedies, to declare all principal and interest immediately due and payable, and the Lender will have the right to receive the final payment fee and, if the payment of principal and interest is due prior to the Maturity Date, the applicable Prepayment Fee.

The foregoing description is only a summary of certain provisions of the Loan Agreement, does not purport to be complete, and is qualified in its entirety by the terms of the Loan Agreement, a copy of which (with certain confidential terms redacted) is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Innovatus Common Stock Purchase Agreement

On June 1, 2022, in connection with the Loan Agreement, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Innovatus Life Sciences Lending Fund I, LP, Innovatus Life Sciences Offshore Fund I-A, LP, Innovatus Flagship Fund I, LP, and Innovatus Flagship Offshore Fund I, LP (each an “Investor,” and collectively the “Investors”).

The Purchase Agreement provides for the sale and issuance to the Investors of $5,000,000 of the Company’s common stock (the “Shares”) at a price per share equal to the volume-weighted average price (as reported by the Nasdaq Global Market) of one share of Common Stock for the five (5) trading days immediately preceding June 1, 2022. The closing occurred on June 3, 2022. Investors have agreed to certain trading and other restrictions with respect to the Shares, including a restriction on sales or other transfers of the Shares, subject to certain exceptions, for a period of 6 months from the closing date.

The Shares will be sold and issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The Company relied upon these exemptions from registration based in part on the representations made by the Investors in the Purchase Agreement. The Investors will acquire the Shares for investment for the Investors’ own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the Shares.

The foregoing description is only a summary of certain provisions of the Purchase Agreement, does not purport to be complete, and is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Oxford Loan and Security Agreement

On June 1, 2022, in connection with the Company’s entry into the Loan Agreement discussed in Item 1.01 of this Report, the Company approved the voluntary prepayment of the outstanding amounts due under the Company’s Loan and Security Agreement with Oxford Finance LLC as collateral agent and as a lender (the “Oxford Lender”) most recently amended on October 6, 2021 (as amended and restated, the “Oxford Loan Agreement”), with such prepayment to be effected on June 1, 2022 (the “Prepayment Date”). On the Prepayment Date, the Company paid the Oxford Lenders: (i) the $30,000,000.00 outstanding principal balances, (ii) $244,000.00 in accrued and unpaid interest, and (iii) other final payments consisting of $3,283,760.32, for a total payment of $33,527,760.32. The material terms of the Oxford Loan Agreement are described in the Company’s Current Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2022 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Loan and Security Agreement

10.2	Common Stock Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of Term B Loans and the Term C Loan, the timing thereof and the satisfaction of the conditions thereto, including achievement of certain milestones described above. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of Term B Loans and the Term C Loans, and the Company’s ability to maintain (and otherwise comply with the covenants in) the Loan Agreement. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: June 7, 2022

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer